 Exhibit 99.1

MEDEFILE INTERNATIONAL REPORTS FIRST QUARTER 2011 RESULTS

Revenue Performance Reflects Rapid Growth of Members on iPHR Platform

BOCA RATON, FL – (Marketwire) – May 17, 2011 – MedeFile International, Inc. (OTCQB: MDFI), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today announced its financial results for the first quarter reporting period, ended March 31, 2011.

Financial Highlights for Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010:

●	Revenues totaled $132,102, representing a 56-fold (5600%) increase over revenues of $2,359. The increase was attributable to notable growth of the MedeFile system’s member base.
m
When comparing subsequent quarter-over-quarter results, revenues from MedeFile memberships for the three months ended March 31, 2011 totaled $132,102, rising 59% from revenues of $83,365 booked for the three months ended December 31, 2010.

●
Due largely to increased operating expenses related to the implementation of sales, marketing and strategic business development initiatives, net loss totaled $448,193, or $0.00 loss per basic and diluted share, compared to a net loss of $90,541, or $0.00 loss per basic and diluted share.

●	As of March 31, 2011, cash totaled $388,398; there was zero long term debt; and stockholders’ equity totaled $207,868.

For more detailed information relating to the Company’s first quarter 2011 results, please refer to the financial statements included with this press release and the 10-Q that was filed with the U.S. Securities and Exchange Commission yesterday afternoon, May 16, 2011.

Operational Highlights:

●
Active members on the MedeFile system numbered over 7,000 as of the end of March 2011, up from approximately 5,100 as of December 31, 2010.  Over the past six weeks, membership growth has continued to escalate, with nearly 13,000 members now taking control of their healthcare through subscriptions to MedeFile’s personal health record management system.

●
Over the past several months, management has succeeded in securing a number of strategic co-marketing agreements and collaborations, which are expected to lead to a significant increase in new members in the coming year.  They include:

m	PrescriptionDrugs.com, a free online resource for comprehensive drug discount and couponing programs for prescription drugs;
m	Carlisle & Associates, a leading healthcare industry consultancy firm;
m	National Association of Local Advertisers (NALA™), a member-based marketing group comprised of local businesses from across the nation;
m	MedSave USA, one of the nation’s leading providers of healthcare cost containment and medical record retrieval services;
m	HealthPro BioVentures, LLC, a leading life sciences investment bank and strategic advisory firm serving the Biotechnology, Biomedical, Healthcare and Pharmaceutical sectors.

●
Subsequent to the end of the first quarter, the Company announced that it had enrolled five new medical practices and physician practice groups into its Quality of Care Program.  This marketing initiative provides for MedeFile to partner on a revenue-sharing basis with established medical practitioners, physician groups and hospitals to educate patients on the benefits and advantages of becoming MedeFile members.  These five medical practices and physician groups serve a collective patient base of nearly 55,000 lives.

●
MedeFile’s adoption of social networking tools as a means to reach and access prospective new members has helped to yield a notable increase in followers on its Facebook page.  Since the end of the 2010, people who “like” MedeFile on the popular social network has risen from approximately 1200 to over 8,000.  Moreover, the informative blog featured on the Company’s web site was nominated for two Best of Blog Awards (also known as the “Bob Awards”) this spring by the Sun Sentinel.

“As reflected in our first quarter results and by the numerous exciting new business developments we’ve been announcing, MedeFile is now achieving strong momentum in the emerging PHR industry, and we couldn’t be prouder,” noted Hauser.  “Our success at forming marketing collaborations with many of the nation’s recognized thought leaders in Healthcare IT serves to support and validate that MedeFile is being viewed as the digital PHR platform capable of effecting mainstream adoption of electronic personal health records by every healthcare consumer.”

Direct quotes from new MedeFile partners include:

●
Carl Underland, founder and CEO of Carlisle & Associates:  “Through its development of what we believe to be one of the most robust, intuitive iPHR solutions available in the market, MedeFile now occupies a very critical space in the fast evolving healthcare continuum. By equipping patients with MedeFile’s iPHR tools and services, individuals will be able to fully engage with their providers at the point of care, enabling more focused health solutions and outcomes while driving value creation and cost-savings across the full spectrum of care.”

●
Gonen Antebi, CEO of MedSave USA:  “Our partnership with MedeFile marks an important step forward in our efforts to support universal adoption of advanced healthcare IT by our clients and the move towards ubiquitous use of personal electronic health records across the healthcare continuum.”

●
John Andreadis, Managing Partner of HealthPro BioVentures:  “In our professional opinion, the rich and intuitive functionality and robust feature set of the MedeFile system makes it the superior PHR solution on the market today, which bodes extremely well for the future of MedeFile.  Consequently, HealthPro BioVentures looks forward to working in concert with MedeFile’s management team to leverage our longstanding relationships with major companies in the healthcare industry to pursue opportunities that will help promote mass adoption of the MedeFile platform as the preferred personal health record management solution.”

FINANCIAL CHARTS FOLLOW

MedeFile International, Inc
Condensed Balance Sheets

	Unaudited
	March 31,	December 31,
Assets	2011	2010
Current assets
Cash	$388,398	$499,652
Inventory	20,418	22,184
Merchant services reserve	10,950	6,173
Accounts receivable, net	3,991	2,468
Total current assets	423,757	530,477
Website development, net of accumulated amortization	41,963	47,210
Furniture and equipment, net of accumulated depreciation	17,764	20,364
Investment	1,800	-
Intangibles	1,339	1,339
Total assets	$486,623	$599,390

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$257,269	$310,325
Cash overdraft	13,947	6,928
Deferred revenues	7,539	9,575
Total Current Liabilities	278,755	326,828

Stockholders' Equity
Preferred stock, $.0001 par value: 10,000 authorized,
no shares issued and outstanding	-	-
Common stock, $.0001 par value: 5,000,000,000 authorized;
3,459,396,410 and 3,450,021,410 shares issued and outstanding on
March 31, 2010 and December 31, 2010, respectively	345,939	345,002
Common stock payable	230,000	-
Additional paid in capital	16,242,678	16,090,116
Accumulated deficit	(16,610,749)	(16,162,556)
Total stockholders' equity	207,868	272,562
Total liability and stockholders' equity	$486,623	$599,390

MedeFile International, Inc
Condensed Statements of Operations
(unaudited)

	For the Three	For the Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
Revenue	$132,102	$2,359

Cost of goods sold	63,475	-
Gross profit	68,627	2,359

Operating expenses
Selling, general and administrative expenses	379,120	79,175
Maketing expense	129,854	-
Depreciation and amortization expense	7,846	4,250
Total operating expenses	516,820	83,425

Loss from operations	(448,193)	(81,066)

Other Expenses
Interest expense - note payable	-	(7,709)
Interest expense - related party note payable	-	(1,766)
Total other expense	-	(9,475)

Loss before income tax	(448,193)	(90,541)
Provision for income tax	-	-
Net Loss	$(448,193)	$(90,541)

Net loss per share: basic and diluted	$(0.00)	$(0.00)

Weighted average share outstanding	3,450,021,410	1,463,021,410
basic and diluted

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits.  MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records.  Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member’s authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com.  You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi B. Handy, President and CEO (Twitter: dodihandy)
For Media: Kathy Addison, COO (Twitter: kathyaddison)
 (407) 585-1080 or via email at MDFI@efcg.net